                                                                   EXHIBIT 10.15

                              EQUIPMENT SCHEDULE

                          MATRIX FUNDING CORPORATION
                       6925 Union Park Center, Suite 250
                              Midvale, Utah 84047

LEASE NO. R0556

EQUIPMENT SCHEDULE NO. 1

SCHEDULE DATE: June 14, 1996

To Master Lease Agreement dated June 14, 1996 between MATRIX FUNDING CORPORATION, as Lessor and IWERKS ENTERTAINMENT, INC., as Lessee. This Equipment Schedule incorporates by reference the terms and conditions of the Master Lease and constitutes a separate lease between Lessor and Lessee.

1. Equipment: Per the attached Schedule A of ________pages, which by reference to is made a part hereof.

2. Equipment Location: Per the attach schedule A of _______pages, which by reference to is made part hereof.

3.   Acceptance Date:  As specified in the Acceptance Certificate.

4.   Initial Period:  48 months form Commencement Date

5.   Monthly Rental:  $69,594.00 (plus applicable sales tax)

6. Deposit: $69,594.00 applied to the last Monthly Rental (plus applicable sales tax)

7.   Total Cost not to Exceed:  $3,000,000.00

8.   Base Lease Rate Factor:   .023198

9. Base Lease Rate Factor Adjustment Provision: As of the Acceptance Date of the Lease, the Base Lease Rate Factor as shown in Section 8 above shall increase
 .00029578 for every five (05) basis point increase in forty-eight (48) month

     U.S. Treasury Note Yields ("Revised Lease Rate Factor".) The Revised Lease Rate Factor shall then be multiplied by the Total Cost not to Exceed as shown in
Section 7, above with the result becoming the revised Monthly Rental, excluding applicable sale s tax, for this Schedule No. 1. The forty-eight (48) month U.S. Treasury Note Yields used for the derivation of the Base Lease Rate Factor is 6.10%.

10.  Additional Events of Default.  For purposes of this Equipment Schedule
     ----------------------------
only, the occurrence of any of the following events shall constitute an additional Event of Default (as defined in the Master Lease Agreement) under this Equipment Schedule:

     a. The occurrence of an event of default or Event of Default under any promissory note or other agreement or covenant signed or made by Lessee in favor of Imperial Bank.

     b. Lessee's breach of any of the following financial covenants: (i) Lessee's Tangible Net Worth falls below $29,000,000.00; (ii) Lessee's Debt to Tangible Net worth ratio is greater than 1.00:1; (iii) Lessee's Debt Coverage Ratio (defined as EBITDA to Debt Service) is less than 1.25:1; or (iv) Lessee's Quick Ratio (includes long term portion of marketable securities) is less than 1.00:l.

11. Representation of Lessee: Lessor and Lessee agree that this Equipment Schedule constitute as "finance lease" under the Utah Uniform Commercial Code - Leases, in that (a) Lessee has selected the Equipment in its sole discretion,
(b) Lessor has acquired the Equipment solely for purposes of leasing such Equipment under this Equipment Schedule, or (c) Lessee has received a copy of the contract evidencing Lessor's purchase of the Equipment.



LESSOR:                                      LESSEE:

MATRIX FUNDING CORPORATION                   IWERKS ENTERTAINMENT, INC.

BY: ________________________                 BY: /s/ Guy Heyl
                                                 ______________________

TITLE: _____________________                 TITLE:   Acting CFO
                                                    ___________________

                                   Form Copy



July 15, 1996


Iwerks Entertainment, Inc.
4540 West Valerio Street
Burbank, Ca 91505-1046

Re: Master Lease Agreement No. R0556 dated June 14, 1996 and Equipment Schedule No. 1 thereto (the "Agreement") between Matrix Funding Corporation as Lessor (the "Lessor") and Iwerks Entertainment, Inc. as Lessee (the "Lessee").

        Initial Period:  48 Months          Monthly Rental: $72,244.00

Ladies/Gentlemen:

Notice is hereby given that the Lessor has granted a security interest in and made an assignment of the Agreement and the Equipment to Imperial Bank (the "Lender").

Monies from time to time payable under the Lease to the Lessor shall be paid as follows:

     to the Lender at 9777 Wilshire Blvd., Fourth Floor, Beverly Hills, CA 90212 Forty-seven (47) consecutive monthly payments of Sixty-nine Thousand Five Hundred Ninety-four and 00/100 Dollars ($69,594.00) commencing on October 1, 1996 through and including the payment due on August 1, 2000;

     and to Lessor at 6925 Union Park Center, Suite 250, Midvale, UT 84047 One
(1) Interim Rent payment of Thirty-six Thousand One Hundred Twenty-seven and 50/100 Dollars ($36,127.50) for the period July 15, 1996 through and including July 31, 1996 followed by Two (2) consecutive interim Rent Payments of Seventy-two Thousand Two Hundred Fifty-five and 50/100 Dollars ($72,255.50) commencing August 1, 1996 followed by Forty-seven (47) consecutive monthly payments of Two Thousand Six Hundred Sixty-one and 00/100 Dollars ($2,661.00) commencing on October 1, 1996 through and including the payment due on August 1, 2000.

Lessee, by signature below, acknowledges and agrees that:   Lessee's obligations
to make Payments under the Agreement and the rights of Lender in and to such amounts, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment whatsoever; Lessee will not modify or consent to any modification of the terms of the Agreement or enter into any sublease of the equipment without the prior written consent f the Lender and the Lessor; the lease represents the sole agreement between Lessor and Lessee respecting the lease, equipment, the rentals, and all other payments due under the Agreement; the Lender shall not have any affirmative obligation under the Agreement except to take no action to impair Lessee's quiet enjoyment and use of the equipment so long as the Lessee is not in default under the terms of the Agreement.

By agreement between Lessor and Lender, until further notice, all billings for rental payments and applicable sales taxes due under the Agreement shall be submitted to Lessee by Lessor in advance of the Payment due date.

Very truly yours,

MATRIX FUNDING CORPORATION

By: /s/ Sherrie Copier
    ------------------------------
Title:  Assistant Vice President

Acknowledged by:

IWERKS ENTERTAINMENT, INC.


By: /s/ Guy Heyl
    -------------------------------
Title:  Vice President Finance

Date: 7/30/96
     ------------------------------